Exhibit 4.15

FIRST AMENDMENT TO
LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is entered into as of the 17th day of July, 2003 by and between THE PROVIDENT BANK, an Ohio banking corporation, One East Fourth Street, Cincinnati, Ohio 45202 (the “Lender”), and Shopsmith, Inc., an Ohio corporation, 6530 Poe Avenue, Dayton, Ohio 45414 (the “Borrower”).

RECITALS:

     A.     Lender and Borrower entered into a Loan Agreement dated December 31, 2002 (the “Agreement”).

     B.     Lender has requested, and Borrower has agreed to, modifications to the terms of the Agreement in connection with the renewal of Borrower’s loans from Lender.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the benefits accruing to the parties herein and the obligations assumed hereunder, the parties agree that the Agreement shall be amended as follows:

     1.     All capitalized terms used herein, unless otherwise defined herein, shall have the same meaning as set forth in the Agreement.

     2.     The first sentence of Section 2.1 of the Agreement is hereby deleted and the following substituted therefor:

a)	The Bank shall make a revolving loan (“Revolving Loan”) to Borrower in an aggregate amount not to exceed One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00).

     3.     The following covenants as found in Section 4.11 of the Agreement are hereby deleted and the following substituted therefor:

     Maintain the following financial covenants:

a)	Fixed Charge Coverage greater than 1.2 : 1 on a rolling twelve month basis.

b)	Borrower shall maintain a Consolidated Tangible Net Worth (defined below) in excess of $1,800,000.00.

c)	Borrower shall not make or permit to be made any capital expenditure costing in excess of $250,000.00 during any one (1) fiscal year of Borrower.

d)	Collateral advance rate for Lowe’s Accounts Receivables is 80%. Non Lowe’s advance rate is 50% with a maximum allowance of $250,000.00. Finished goods inventory is advanced at 50% to a maximum allowance of $500,000.00

The following terms shall have the following meaning when used herein:

“Consolidated Tangible Net Worth” shall mean, at any time, Stockholder’s Equity, less the sum of (i) any surplus resulting from any write-up of assets subsequent to April 5, 2003.

“Fixed Charge Coverage” covenant is defined as : (EBITDA - Unfunded Capex — cash taxes, dividends, or Sub-S distributions) divided by cash interest expense + CMLTD.

         All of the terms and conditions contained in the Agreement, except as modified by this Amendment, shall remain unchanged, unimpaired and in full force and effect. This Amendment is hereby made a part of the original Agreement.

     4.     This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Ohio. This Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

THE PROVIDENT BANK	SHOPSMITH, INC.

By: /s/ Cliff Bishop Clifford Bishop, Vice President	By: /s/ Robert Folkerth Robert L. Folkerth

COMMERCIAL LOAN
OBLIGOR NO. 10293891

PROMISSORY NOTE

$1,400,000.00	Dayton	,	Ohio	July 17, 2003

	(City)		(State)	(Date)

The undersigned, for value received, promises to pay to the order of The Provident Bank, at any of its offices, the sum of One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00), (the “Maximum Credit”) or so much thereof as is loaned by the holder pursuant to the provisions hereof, together with interest until demand or maturity at the rate of to vary with the Provident Bank Prime Rate Plus One and One-Half Percent (P+1.50%) per year computed on the basis of a year of 360 days for the actual number of days elapsed, and after default hereunder, demand or maturity, whether at stated maturity or by acceleration, at a rate four (4) percentage points greater than the stated rate (the “Default Rate”). Interest shall be due and payable monthly, on the 30th day of each month, commencing August 30, 2003, and at maturity.

Principal shall be due and payable at maturity, June 30, 2004, (the “Maturity Date”), at which time all unpaid principal, interest and other charges shall be due and payable in full.

The undersigned hereby state(s) that the purpose of the loan evidenced by this Note is working capital.

☒ Revolving Credit: If this box is checked, this Note is a revolving credit subject to the terms of this paragraph. Subject to the conditions hereof and of any other agreements between the parties relating hereto and until demand, if the principal is payable on demand, or maturity (whether at scheduled or accelerated maturity), if the principal is payable other than on demand, the undersigned may borrow and reborrow from the holder and the holder may, in its sole discretion, lend and relend to the undersigned such amounts not to exceed the Maximum Credit as the undersigned may at any time and from time to time request upon satisfactory notice to the holder.

Notwithstanding anything to the contrary contained herein or in any other agreement between the undersigned and the holder, if this Note provides that the principal hereof is payable on demand, then this Note is a demand Note due and owing immediately, without prior demand of the holder and immediate action to enforce its payment may be taken at any time, without notice and without reason. If any payment of principal or interest is not paid when due, or if the holder deems itself insecure for any reason, including but not limited to, the insolvency, bankruptcy, business failure, death, default in the payment of other obligations or receivership of or concerning any maker, guarantor or indorser hereof, this Note shall, if payable other than on demand, at the option of its holder, become immediately due and payable, without demand or notice. The undersigned shall promptly provide such financial information as the holder shall reasonably request from time to time.

As collateral security for the payment of the amounts from time to time owing hereunder, the undersigned and all indorsers hereby grant to the holder a security interest in (i) all property in which the holder now or hereafter holds a security interest pursuant to any and all assignments, pledges and security agreements between the undersigned and the holder and (ii) all accounts, securities and properties now or hereafter in the possession of the holder and in which the undersigned or any indorsers have any interest. Upon this Note becoming due under any of its terms and provisions, and not being fully paid and satisfied, the total sum then due hereunder may, at any time and from time to time, be charged against any account or accounts maintained with the holder hereof by any of the undersigned or any indorser, without notice to or further consent from any of them, and the undersigned and all indorsers agree to be and remain jointly and severally liable for all remaining indebtedness represented by this Note in excess of the amount or amounts so applied. The undersigned and the holder intend that this indebtedness shall be secured by any and all mortgages heretofore or hereafter granted by the undersigned in favor of the holder.

Prime rate is that annual percentage rate of interest which is established by The Provident Bank from time to time as its prime rate, whether or not such rate is publicly announced, and which provides a base to which loan rates may be referenced. Prime rate is not necessarily the lowest lending rate of The Provident Bank. A rate based on the prime rate will change each time and as of the date that the prime rate changes. If any payment of principal or interest is not paid when due or if the undersigned shall otherwise default in the performance of its obligations hereunder or under any other note or agreement with the holder, the holder at its option, may charge and collect, or add to the unpaid balance hereof, a late charge up to the greater of $250 or .1% of the unpaid balance of this Note if such payment remains unpaid for a period of ten days after the due date for each such delinquency to cover the extra expense incident to handling delinquent accounts, and/or increase the interest rate on the unpaid balance to the Default Rate. The holder may charge interest at the rate provided herein on all interest and other amounts owing hereunder which are not paid when due.

The undersigned, all indorsers hereof, any other party hereto, and any guarantor hereof (collectively “Obligors”) each (i) waive(s) presentment, demand, notice of demand, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any endorsement or guaranty of this Note or of any document or instrument evidencing any security for payment of this Note; and (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by the holder of any of Obligors or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of the holder or any indulgence shown by the holder, from time to time and in one or more instances, (without notice to or further assent from any of Obligors) and agree(s) that no such action, failure to act or failure to exercise any right or remedy, on the part of the holder shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by the holder of, or otherwise affect, any of the holder's rights under this Note, under any endorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note. The undersigned and all indorsers further agree to reimburse the holder for all advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof. If the undersigned are more than one (1), the liability of the undersigned hereon is joint and several, and the term “undersigned”, as used herein, means any one or more of them.

The undersigned and all indorsers authorize any attorney at law, including an attorney engaged by the holder, to appear in any court of record in the State of Ohio or any other State or Territory of the United States, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against any one or more than one of the undersigned and all indorsers in favor of the holder, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against any one of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons against whom judgment has not been obtained hereon. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, the holder hereof nevertheless may hereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned and all indorsers or any one or more of them. The undersigned and all indorsers hereby expressly waive any conflict of interest that the holder’s attorney may have in confessing such judgment against such parties and expressly consent to the confessing attorney receiving a legal fee from the holder for confessing such judgment against such parties.

If the undersigned or any indorser or guarantor hereof would have the right to rescind the loan evidenced by this Note pursuant to a right so to do under the Truth-in-Lending Act because one or more mortgages now exist in favor of the holder hereof covering the principal home or homes of the undersigned or any indorser or guarantor hereof, the holder’s acceptance of this Note shall constitute a waiver of its right under any such mortgage to treat such principal home or homes as security for the repayment or guaranty of this Note except for the principal home or homes described in the Mortgage dated             N/A      .

THE PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF OHIO. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE HOLDER TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE UNDERSIGNED AND ALL INDORSERS HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM ANY INDEBTEDNESS OR OTHER TRANSACTIONS INVOLVING THE HOLDER AND THE UNDERSIGNED. THE UNDERSIGNED HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOTE, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE UNDERSIGNED CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.

WARNING — BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

Shopsmith, Inc.

By:/s/ Bob Folkerth Robert L. Folkerth, President

Address 6530 Poe Avenue

Dayton, Ohio 45414

SECURITY AGREEMENT

     This SECURITY AGREEMENT by THE PROVIDENT BANK (“Secured Party”) and Shopsmith, Inc., a(n) Ohio Corporation (Organizational ID No. 419738) (“Debtor”).

     1.     Security Interest.
 Debtor hereby assigns, pledges and transfers to Secured Party and grants Secured Party a continuing security interest in all of the property described in this Section 1, all of which properties are hereafter called “Collateral”. Each of the types of Collateral described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 hereof are included unless the phrase “Not Included” is inserted in the place provided.

     1.1         All of Debtor’s accounts, chattel paper, accounts receivable, contract rights, documents and instruments; all other obligations or indebtedness owed to Debtor from whatever source arising; all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Debtor in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Debtor or hereafter acquired or in existence.

     1.2         All of Debtor’s inventory, including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service by Debtor, or are raw materials, work-in-progress, supplies or materials used or consumed in Debtor’s business, and all products thereof, and all substitutions, replacements, additions and accessories thereto, all whether now owned or hereafter acquired by Debtor; and all of Debtor’s right, title and interest in and to any leases or rental agreements for such inventory.

     1.3         All of Debtor’s equipment, including, without limitation, all furniture, fixtures, machinery and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether now owned or hereafter acquired by Debtor.

     1.4         All of Debtor’s general intangibles, including, without limitation, all payment intangibles, software, goodwill, patents, formulas, blueprints, proprietary manufacturing processes, trademarks, licenses, franchises, beneficial interests in trusts, joint venture interests, partnership interests, rights to tax refunds, pension plan overfundings, literary rights and other contractual rights of Debtor, all whether now owned or hereafter acquired by Debtor.

     1.5         All of Debtor’s investment property, including, without limitation, all securities, whether certificated or uncertificated, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts owned by Debtor or in which Debtor has an interest, all whether now owned or hereafter acquired by Debtor.

     1.6         All of Debtor’s deposit accounts and letter-of-credit rights.

     1.7

     1.8

                                                                                , together with all dividends, distributions, income, interest, premiums, monies, claims for monies, stock dividends and stock splits, now or hereafter due and payable thereon, and all proceeds thereof, all securities issued in replacement thereof, and all other securities substituted therefor (all of which are hereinafter sometimes collectively referred to as “Pledged Stock”). Debtor covenants that the Pledged Stock shall have a market value at all times of not less than     % of the Indebtedness.

     1.9     All instruments, documents, securities, cash, property, deposit accounts, certificates of deposit and the proceeds of any of the foregoing, owned by Debtor or in which Debtor has an interest, which now or hereafter are at any time in the possession or control of Secured Party or in transit by mail or carrier to or from Secured Party, or in possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same.

     1.10     All supporting obligations, ledger sheets, files, records, documents, blueprints, drawings and instruments (including without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the Collateral described in this Section 1.

     1.11     All proceeds and products of the Collateral described above in this Section 1, including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.

     2.     Indebtedness.
 The security interests granted hereby are granted to secure all of Debtor’s debts, obligations, or liabilities of every kind, nature, class and description to Secured Party, now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, consumer or commercial, purchase money or non-purchase money, related or unrelated, similar or dissimilar, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or extension), all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Secured Party for Debtor and the applications relating thereto, all Indebtedness of Debtor to Secured Party, all undertakings to take or refrain from taking any action, and all Indebtedness, liabilities and obligations owing from Debtor to others which Secured Party may obtain by purchase, negotiation, discount, assignment or otherwise, further including, without limitation, the following obligations (all of which obligations are collectively referred to herein as the “Indebtedness”):

     2.1     A loan to Debtor by Secured Party of $1,400,000.00, evidenced by a promissory note dated July 17, 2003, and all renewals, extensions and modifications thereof;

     2.2     All costs incurred by Secured Party to obtain, preserve, and/or enforce the security interests granted by this Agreement; to collect the obligations secured hereby; and to maintain and preserve the Collateral, with such costs including, but not limited to, expenditures made by Secured Party for taxes, assessments, insurance premiums, repairs, reasonable attorneys’ fees and other legal expenses, storage costs, rents, and expenses of sale, together with interest on the above amounts at the highest rate being paid by Debtor on any of its obligations to Secured Party, all of which Debtor agrees to pay to Secured Party; and

     2.3

     Notwithstanding the foregoing, Secured Party waives any rights arising out of this Security Agreement to the Collateral as security for any Indebtedness of an individual Debtor to which the Truth-In-Lending Act and Regulation Z promulgated thereunder apply.

     3.     Debtor’s Warranties.

     3.1     Except for the security interests granted herein, Debtor represents and warrants that it is, and as to the Collateral to be acquired after the date hereof, shall be, the owner of the Collateral free from any lien, security interest or encumbrance, and Debtor shall defend the Collateral and its proceeds and products against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party, and shall preserve the Collateral free from any subsequent liens, encumbrances or security interests.

     3.2     Debtor represents and warrants that at the time any account becomes subject to a security interest in favor of Secured Party, said account shall be a good and valid account representing a bona fide outright sale of goods by Debtor or services performed by Debtor and such goods shall have been shipped to the respective account debtors or the services have been performed for the respective account debtors. Each account shall not be subject to any claim for credit, allowance or adjustment by account debtor or any setoff, defense or counterclaim. Debtor shall immediately notify Secured Party in the event of the refusal of any goods which are the subject of any such account, and of the bankruptcy, insolvency or financial embarrassment of any account debtor and of any claim asserted for credit, allowance, adjustment, setoff or counterclaim.

     3.3     If it is an organization, Debtor represents and warrants that: p its exact legal name is that indicated on the first page hereof; (b) it is an organization of the type and is organized in the jurisdiction set forth on the first page hereof; and (c) the organizational identification number, or statement that Debtor has none, set forth on the first page hereof is accurate. If Debtor is an individual, Debtor represents and warrants that the address set forth on the last page hereof is Debtor’s principal residence.

     4.     Debtor’s Obligations.

     4.1     Debtor shall keep accurate and complete records and accounts in accordance with sound accounting practices of all of its Collateral, and shall at all reasonable times allow Secured Party to inspect the Collateral, to examine, audit or make extracts from Debtor’s books and records, and to arrange for verification of the Collateral under reasonable procedures directly with account debtors and other persons or by other procedures. Debtor will furnish to Secured Party on request additional statements of any account together with all notes or other documents and information relating thereto.

     4.2     Debtor shall keep the Collateral insured against such casualties, and in such amounts and on such terms as Secured Party shall require and the policies shall provide for at least 30 days written notice of cancellation to Secured Party. Debtor shall furnish Secured Party with satisfactory evidence of such insurance and Secured Party shall be added to any such insurance as loss payee. Debtor shall promptly pay when due all taxes and assessments imposed on, or with respect to the Collateral, and shall maintain the Collateral in good condition and repair. If Debtor fails to pay the premiums on any such insurance or such taxes when due, or to maintain the Collateral in good condition and repair, the Secured Party may do so for Debtor’s account and add the amount of its expenditures with respect thereto to Debtor’s outstanding obligations, which amount shall be payable on demand with interest at the highest rate being paid by Debtor on any of its obligations to Secured Party. Secured Party shall have the right to settle and compromise any and all claims under any of the insurance policies required to be maintained by Debtor hereunder and Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, with power to demand, receive and receipt for all monies payable thereunder, to execute in the name of the Debtor any proof of loss, notice, draft, and other instruments in connection with such policies or loss thereunder and generally to do and perform any and all acts as Debtor could perform in connection with such policies.

     4.3     Debtor shall execute such financing statements and other documentation and shall take any other actions (at Debtor’s own expense) as shall reasonably be requested by Secured Party in order to insure the attachment, perfection, and first priority of, and the ability of Secured Party to enforce, the security interests granted Secured Party hereunder and to carry out the terms of this Agreement, including, but not limited to: (a) endorsing, assigning and delivering promissory notes and tangible chattel paper to Secured Party; (b) taking all steps necessary to perfect Secured Party’s security interest in letter of credit rights, deposit accounts, securities accounts, commodity accounts and other investment property; (c) promptly notifying Secured Party in the event any of the Collateral is in the possession of a bailee and promptly obtaining an acknowledgement from the bailee that the bailee holds such Collateral for the benefit of Secured Party and shall act upon the instructions of Secured Party, without further consent of Debtor; and (d) taking all steps necessary to vest in Secured Party control of electronic chattel paper. A photocopy of this Security Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. Debtor hereby irrevocably authorizes Secured Party, at any time and from time to time, to file any initial financing statements and amendments thereto to the extent permitted by, and in accordance with, the provisions of the Uniform Commercial Code.

     4.4     If Debtor shall at any time hold or acquire a claim arising in tort (and, if Debtor is an individual, such claim arose in the course of Debtor’s business or profession, and does not include claims for personal injury or death), Debtor shall immediately notify Secured Party in a writing signed by Debtor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.

     4.5     Upon request of Secured Party, Debtor shall furnish Secured Party:

a.	Within 90 days after the end of Debtor’s fiscal year, a financial statement, including a balance sheet, and statements of income, retained earnings and changes in financial position, each prepared in accordance with generally accepted accounting principles consistently applied, certified by Debtor’s chief financial officer or certified public accountant;

b.	Within 45 days after the close of each quarter, financial statements similar to those in (a) above and certified by Debtor’s chief financial officer;

c.	Promptly, such other information as Secured Party may reasonably request from time to time, including, without limitation, at the end of each month, financial statements similar to those in (a) above; and

d.	Promptly, in the case of a Debtor who is a natural person, financial statements in a form acceptable to Secured Party.

     4.6     Until the Indebtedness is paid in full, Debtor, if it is an organization, agrees that it will:

a.	preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;
b.	not change the state of its incorporation;

c.	not change its corporate name without providing Secured Party with 30 days’ prior written notice; and

d.	if Debtor does not have an organizational identification number (as issued by the Secretary of State of the state in which it is organized) and later obtains one, promptly notify Secured Party of such organizational identification number. Until the Indebtedness is paid in full, Debtor, if Debtor is an individual, agrees that it will not change the state of Debtor’s principal residence without providing Secured Party with 30 days’ prior written notice.

     5.     Debtor’s Rights with Respect to Collateral.

     5.1     With respect to the Collateral specified in Section 1.1, Debtor is authorized to collect the proceeds of such Collateral and utilize them in the ordinary course of business, provided that Secured Party shall have the right at any time, before or after default, to notify account debtors on any and all of Debtor’s accounts of the security interest of Secured Party in such accounts, to send requests for verification to the account debtors, and to notify such account debtors to make payments of such accounts directly to Secured Party. At the request of Secured Party, Debtor shall so notify such account debtors and indicate on all billings that the accounts are payable directly to Secured Party. In addition, Debtor shall, at the request of Secured Party, hold all proceeds from collection of accounts in trust for Secured Party without commingling the same with other funds, and shall promptly turn over the same to Secured Party in the identical form received, endorsed by Debtor to Secured Party. The proceeds of such Collateral shall be applied to the Indebtedness in such order as Secured Party determines in its sole discretion.

     5.2     Debtor shall also have the right to utilize the Collateral as specified in Section 1.2 in the ordinary course of business, and to sell such Collateral in the ordinary course of business, provided that such Collateral is replaced with Collateral of like kind and quality, with a fair market value equal to or in excess of that sold, provided, however, that Secured Party may, by notice to Debtor, require that no such sales be made without the prior written approval of Secured Party.

     5.3     Until default, Debtor shall have the right to use, consume, or sell any items of the Collateral described in Section 1.3 in the regular course of business, but not to otherwise dispose of such Collateral.

     5.4     In the event Debtor receives any certificates, proceeds or other property constituting Pledged Stock after the date hereof, Debtor shall hold such Pledged Stock in trust for Secured Party and shall promptly deliver the same to Secured Party; provided, however, that Debtor may retain any cash dividends, other than liquidating dividends or distributions of return of capital and interest, so long as no event of default has occurred hereunder.

     6.     Default.
 If the Indebtedness is due other than on demand, upon the happening of any one or more of the following events or conditions, Secured Party may, at its option, declare the entire amount of Indebtedness of Debtor to it then outstanding due and payable immediately without notice to Debtor, and Secured Party may proceed to enforce payment of the same, and to exercise all of the rights and remedies of a Secured Party under the Uniform Commercial Code, in addition to the rights and remedies provided herein. The events of default hereunder are as follows:

     6.1     The failure of Debtor to pay any of the Indebtedness when due.

     6.2     The failure of Debtor to observe or perform any of the provisions of this Agreement or any other agreement between the Debtor and the Secured Party.

     6.3     If any warranty, representation, certificate, schedule, financial statement or other information given to Secured Party hereunder shall prove to be untrue or materially misleading.

     6.4     The death of any person signing as Debtor to this Agreement or of any guarantor.

     6.5     If any proceedings are instituted by or against Debtor under any insolvency laws, or if Debtor shall become insolvent or otherwise suffer such changes in his condition or affairs as in the sole discretion of Secured Party impairs Secured Party’s security interests hereunder, or increases its risk as to repayment of any item of the Indebtedness, or if Secured Party shall otherwise deem itself insecure with respect to the Indebtedness.

     If the Indebtedness is due on demand, the Secured Party may proceed to enforce payment of same and exercise all of the remedies provided herein at any time, without notice and without reason.

     Secured Party’s remedies include, but are not limited to, the right to take possession of the collateral or any part thereof, and Debtor hereby grants Secured Party authority to enter upon any premises on which the Collateral or any part thereof may be situated, and remove the Collateral from such premises or use such premises, together with the materials, supplies, books and records of Debtor, to maintain possession and/or the condition of the Collateral and to prepare the Collateral for sale. Debtor shall, upon demand by Secured Party, assemble the Collateral specified in Section 1.2 hereof, and make it available at a place designated by Secured Party and convenient to both parties. All rights and remedies of Secured Party hereunder shall be cumulative, not exclusive, and shall be enforceable alternatively, successively or concurrently with any other remedy available hereunder or otherwise available at law or in equity. Debtor hereby authorizes Secured Party to specifically disclaim any warranties of title, possession, quiet enjoyment and the like in connection with any sale of the Collateral.

     7.     Power of Attorney.
 Debtor hereby irrevocably appoints Secured Party as Debtor’s true and lawful attorney-in-fact, with full power of substitution, for Debtor, and in Debtor’s name, place and stead, upon the occurrence of any event of default in as defined in Section 6 above, and in the event that Secured Party elects to exercise any rights granted to it hereunder. As attorney-in-fact, Secured Party may act for Debtor with respect to the Collateral as if Secured Party were the owner thereof, and may endorse and cash promissory notes, checks and other instruments, institute legal proceedings, make, adjust, and settle claims, and do all other acts necessary and incidental to the exercise of its rights provided hereunder, or otherwise available to it in the event of default. Neither Secured Party nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact.

     8.     Miscellaneous.
 Any required notices to Debtor, including notice of the sale of any of the Collateral, shall be deemed to be reasonable if mailed to Debtor at the address shown below, or such other address furnished Secured Party in writing, at least five (5) business days prior to the action which is the subject of the notice. The term “Debtor” as used herein shall include the singular as well as the plural, and other words in the singular shall include the plural and words of one gender shall include the other gender when the sense requires. Except as used in item (ii) of the following sentence, the term “Uniform Commercial Code” as used herein shall mean the Uniform Commercial Code as adopted by the State of Ohio, as said Uniform Commercial Code may be amended from time to time. The Debtor acknowledges and agrees that, with respect to any term used herein that is defined in either (i) the Uniform Commercial Code at the time that this Agreement was signed, or (ii) the Uniform Commercial Code as in force at any relevant time in the jurisdiction in which any financing statement is filed, the meaning to be ascribed thereto shall be that under the more encompassing of the two definitions. No waivers by Secured Party of any default shall be effective unless given in writing, and shall not operate as a waiver of any other default. The rights of Secured Party shall inure to the benefit of its successors and assigns, and the obligations of Debtor shall bind Debtor’s heirs, executors, administrators, successors and assigns. If there is more than one Debtor, their obligations hereunder shall be joint and several.

     This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in a writing signed by or on behalf of the parties hereto. This Agreement shall be deemed to be a contract entered into and made pursuant to the laws of the State of Ohio and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state, except to the extent the Uniform Commercial Code provides for the application of the laws of another state.

     As a specifically bargained inducement for Secured Party to extend credit to Debtor: (i) THE DEBTOR HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS SECURITY AGREEMENT OR ARISING IN ANY WAY FROM THE INDEBTEDNESS OR TRANSACTIONS INVOLVING SECURED PARTY AND THE DEBTOR AND (ii) THE DEBTOR HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN CINCINNATI, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS SECURITY AGREEMENT, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE DEBTOR CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.

     Executed at         Dayton        ,         Ohio         as of the 17th day of July,      2003     .

                                        (State)

THE PROVIDENT BANK (“Secured Party”)	DEBTOR: Shopsmith, Inc.

BY: /s/ Cliff Bishop, VP Clifford Bishop, Vice President	BY: /s/ Bob Folkerth Robert L. Folkerth, President

ADDRESS:	ONE EAST FOURTH STREET	ADDRESS (Principal Residence if Individual):

	CINCINNATI, HAMILTON COUNTY, OHIO 45202	6530 Poe Avenue

Dayton, Ohio 45414